UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2026

SATELLOGIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41247	98-1845974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 Delburg Street
Davidson, NC 28036
(Address of Principal Executive Offices, and Zip Code)
(704) 802-2041
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SATL	The Nasdaq Capital Market
Warrants	SATLW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, Satellogic Inc. (the “Company”) appointed Dustin Greer as Interim Chief Financial Officer (“Interim CFO”), effective immediately. Mr. Greer also serves as the Company’s principal accounting officer.

As previously disclosed in the Company’s Current Report on Form 8-K filed on July 28, 2026, Mr. Greer, age 47, has served as the Company’s Senior Vice President and Corporate Controller since 2022. Prior to joining the Company, Mr. Greer served as Senior Director, FP&A and Business Insights for Trilogy International Partners.

There are no family relationships between Mr. Greer and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Greer and any other person pursuant to which Mr. Greer was appointed as Interim CFO. Mr. Greer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has not entered into or amended any material plan, contract or arrangement with Mr. Greer in connection with his appointment as Interim CFO.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 27, 2026

SATELLOGIC INC.

By:	/s/ Emiliano Kargieman
Name:	Emiliano Kargieman
Title:	Chief Executive Officer